Exhibit 10.17

SECOND AMENDMENT TO
HADDRILL EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement (the “Second Amendment”) is made and entered into as of June 13, 2005 (the “Effective Date”), by and between Alliance Gaming Corporation, a Nevada corporation (the “Company”), and Richard Haddrill (“Haddrill”).

WHEREAS, the Company and Haddrill are parties to that certain Employment Agreement dated as of June 30, 2004 (the “Employment Agreement”) pursuant to which Haddrill is employed as the Company’s Chief Executive Officer;

WHEREAS, the Company and Haddrill are parties to that certain Amendment to the Employment Agreement dated as of December 22, 2004 (the “First Amendment”);

WHEREAS, pursuant to the Employment Agreement, the Company granted to Haddrill non-statutory stock options to acquire 500,000 shares of the Company’s common stock (the “Employment Agreement Options”) pursuant to the Company’s 2001 Long Term Incentive Plan (the “Plan”);

WHEREAS, the award of the Employment Agreement Options has been evidenced by those certain Stock Option Agreements between the Company and Haddrill dated June 30, 2004 (the “June Stock Option Agreement”) and October 27, 2004 (the “October Stock Option Agreement”);

WHEREAS, pursuant to that certain Stock Option Agreement between the Company and Haddrill dated January 8, 2004 (the “January Stock Option Agreement”), the Company granted to Haddrill non-statutory stock options to acquire 195,000 shares of the Company’s common stock pursuant to the Plan (the “January Options” and together with the Employment Agreement Options, the “Accelerated Options”);

WHEREAS, pursuant to that certain Stock Option Agreement between the Company and Haddrill dated April 23, 2003 (the “April Stock Option Agreement” and together with the June Stock Option Agreement, the October Stock Option Agreement and the January Stock Option Agreement, the “Stock Option Agreements”), the Company granted to Haddrill non-statutory stock options to acquire 50,000 shares of the Company’s common stock pursuant to the Plan (the “April Options” and together with the Accelerated Options, the “Pre-Amendment Options”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to accelerate the vesting of the Accelerated Options;

WHEREAS, the Company has determined that the terms of certain of the Stock Option Agreements do not accurately reflect the agreed upon terms of the Pre-Amendment Options with respect to the post-termination exercise period applicable to such Pre-Amendment Options; and

WHEREAS, the Company and Haddrill desire to amend the Employment Agreement to (i) accelerate the vesting of the Accelerated Options and (ii) clarify the post-termination exercise provisions of the Pre-Amendment Options in accordance with and subject to the terms and conditions of this Second Amendment.

NOW THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       Effective as of the Effective Date, the Accelerated Options shall be fully vested and immediately exercisable in their entirety by Haddrill.

2.                                       Notwithstanding anything in the Employment Agreement, the First Amendment, the Plan or the Stock Option Agreements to the contrary, Haddrill and the Company hereby agree that Haddrill may not sell, encumber, pledge or otherwise transfer any of the shares of the Company’s common stock received upon exercise of the Accelerated Options until the dates set forth in the following schedule and that any attempted transfer shall be without force or effect:

(a)                                  With respect to 100% of the shares subject to the January Options, such shares shall become freely transferable on January 1, 2008.

(b)                                 With respect to the shares subject to the Employment Agreement Options, (i) one-third of such shares shall become freely transferable on October 1, 2006, (ii) an additional one-third of such shares shall become freely transferable on October 1, 2007 and (iii) the remaining one-third of the shares shall become freely transferable on October 1, 2008.

(c)                                  In the event of Change in Control (as defined in the First Amendment), all of the transfer restrictions described in this paragraphs 2(a) and 2(b) hereof shall immediately lapse.

(d)                                 In the event that Haddrill’s employment is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement, the transfer restrictions described in paragraphs 2(a) and 2(b) hereof shall lapse with respect to a pro rated number of shares based upon the number of full months between October 1, 2004 and the date of Haddrill’s termination of employment divided by 36 months.

3.                                       The Pre-Amendment Options shall become “Portable Options” and subject to the applicable extended post-termination exercise period described in paragraph 4(b) of this Second Amendment in accordance with the following schedule:

(a)                                  100% of the April Options shall be considered Portable Options as of the Effective Date.

(b)                                 100% of the January Options shall become Portable Options October 1, 2007; provided that Haddrill remains continuously employed by the Company as Chief Executive Officer until such date.

(c)                                  With respect to the Employment Agreement Options, (i) one-third of such options shall become Portable Options on October 1, 2005, (ii) an additional one-third of such options shall become Portable Options on October 1, 2006 and (iii) the remaining one-third of such options shall become Portable Options on October 1, 2007, in each case, provided that Haddrill remains continuously employed by the Company as Chief Executive Officer until the applicable date.

(d)                                 In the event that a Change in Control (as defined in the First Amendment) occurs prior to a termination of Haddrill’s employment with the Company, 100% of the Pre-Amendment Options shall immediately become Portable Options upon the consummation of such Change in Control.

(e)                                  In the event that Haddrill’s employment is terminated under paragraphs 7(b) or 7(c) of the Employment Agreement prior to October 1, 2007, a pro rated portion of both the January Options and the Employment Agreement Options that have not yet become Portable Options shall become Portable Options based upon the number of full months between October 1, 2004 and the date of Haddrill’s termination of employment divided by 36 months.

4.                                       Notwithstanding anything in the Employment Agreement, the First Amendment, the Plan or the Stock Option Agreements to the contrary, Haddrill and the Company hereby agree that following a termination of Haddrill’s employment with the Company for any reason (a) that portion of each of the Pre-Amendment Options that have not become Portable Options pursuant to paragraph 3 of this Second Amendment shall terminate sixty (60) days following the date of termination of employment, unless exercised during such 60-day period, and (b) that portion of each of the Pre-Amendment Options that have become Portable Options pursuant to paragraph 3 of this Second Amendment shall remain exercisable until (i) in the case of the Employment Agreement Options, October 1, 2014, (ii) in the case of the April Options, April 23, 2013, and (iii) in the case of the January Options, July 8, 2011 or the Extension Date (as such term is defined in the January Stock Option Agreement).

5.                                       The Company and Haddrill further agree that, in the case of the January Options, should Haddrill remain continuously employed by the Company as Chief Executive Officer until October 1, 2007, he shall be deemed to have satisfied Section 4(c)(v) of the January Stock Option Agreement (which provision provides for an extended post-termination exercise period for the January Options following Haddrill’s resignation from the Board of Directors at the request of the Board of Directors).

6.                                       Section 3 of Schedule B-1 to the First Amendment are hereby amended and restated in their entirety to read as follows:

“3.                                 Each vested Additional RSU represents Haddrill’s right to receive one (1) share of Company common stock, as follows:

a.                                       75% of the shares represented by the vested Additional RSUs shall be issued to Haddrill (1) on the later of (a) October 1, 2007 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Haddrill at the time such limits become inapplicable, or (2) in the event that Haddrill’s employment with the Company, as amended, is terminated prior to October 1, 2007, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Haddrill at the time such limits become inapplicable.

b.                                      The remaining 25% of the shares represented by the vested Additional RSUs shall be issued to Haddrill (1) on the later of (a) October 1, 2008 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Haddrill at the time such limits become inapplicable, or (2) in the event that Haddrill’s employment with the Company is terminated prior to October 1, 2008, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Haddrill at the time such limits become inapplicable.”

7.                                       Except as expressly modified by this Second Amendment, the Employment Agreement, the First Amendment and the Stock Option Agreements shall remain unchanged and shall remain in full force and effect.

[signatures on next page]

IN WITNESS WHEREOF, the Company and Haddrill have duly executed this Second Amendment as of the date first above written.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner
Name:	Mark Lerner
Title:	Secretary

/s/ Richard Haddrill
Richard Haddrill

[Signature Page to Second Amendment to Haddrill Employment Agreement]